Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Results for Q2 2011, Record Revenue of $92 Million
GAAP Net Income of $13.0 million, up 199%, Adjusted Net Income of $21.3 million, up 31.8%
WINDSOR, CT — August 3, 2011 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter ended June 30, 2011.
“I am pleased to report that our second quarter revenue of $91.8 million rose 12.5 percent year-over-year,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “For the six months ended June 30, 2011, we had strong cash flow from operations of $41.1 million, up 75 percent from $23.4 million for the same period in 2010.”
Results
The Company reported quarterly revenue of $91.8 million for the second quarter of 2011, compared to $81.6 million in the second quarter of 2010, an increase of 12.5 percent.
GAAP operating income for the second quarter of 2011 was $22.9 million, or 24.9 percent of revenue. This represents a 15.7 percent increase compared to GAAP operating income of 19.8 million and 24.2 percent of revenue in the second quarter of 2010. GAAP net income for the second quarter of 2011 was $13.0 million compared to $4.4 million in the second quarter of 2010, an increase of 199 percent.
On a fully diluted GAAP basis, earnings per diluted share in the second quarter of 2011 were up 167 percent to $0.16 compared with $0.06 in the second quarter of 2010.
Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the second quarter of 2011 was $35.8 million, or 39.0 percent of adjusted revenue. This represents a 10.7 percent increase compared to adjusted operating income of $32.4 million and 39.6 percent of adjusted revenue in the second quarter of 2010.
Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the second quarter of 2011 was $21.3 million compared to $16.2 million in 2010’s second quarter, a 31.8 percent increase.
Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the second quarter of 2011 were $0.26 compared to $0.22 in the second quarter of 2010, an increase of 18 percent.
Annual Run Rate Basis
Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $81.0 million for the second quarter of 2011, an annual run-rate of $323.8 million. This represents an increase of 14.9 percent from $70.4 million and $281.8 million run-rate in the same period in 2010 and an increase of 4.9 percent from Q1 2011’s $77.2 million and $308.7 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow
SS&C ended the quarter with $82.6 million in cash and cash equivalents, and $203.7 million in debt for a net debt balance of $121.1 million. We generated net cash from operating activities of $41.1 million for the six months ended June 30, 2011, compared to $23.4 million for the same period in 2010.
Guidance
SS&C announces the following financial guidance for the third quarter and fiscal year 2011:

Guidance	Q3 2011	FY 2011
Total Revenue ($M)	$93.5 - $95.0	$369.0 - $373.0
Adjusted Net Income ($M)	$21.6 - $22.1	$84.0 - $85.2
Cash from Operating Activities ($M)	N/A	$84.0 -$87.0
Capital Expenditures (% of revenue)	N/A	2.1% - 2.3%
Results of SS&C Technologies, Inc.
Our operating subsidiary, SS&C Technologies, Inc., posted the same revenues and net income for the second quarter of 2011 as the Company.
Non-GAAP Financial Measures
Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.
Earnings Call and Press Release
SS&C’s Q2 earnings call will take place at 5:00 p.m. eastern time today, August 3, 2011. The call will discuss Q2 2011 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2011 Second Quarter Earnings Conference Call,” conference ID # 84807039. A replay will be available after 8:00 p.m. eastern time on August 3, 2011, until midnight on August 10, 2011. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code # 84807039. The call will also be available for replay on SS&C’s website after August 10, 2011; access: http://investor.ssctech.com/results.cfm.
This press release contains forward-looking statements relating to, among other things, our financial guidance for the third quarter of 2011 and full year 2011. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies
Celebrating its 25th year, SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.
Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.
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SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operation
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenues:
Software licenses	$4,982	$6,074	$11,555	$11,663
Maintenance	19,418	17,817	38,865	35,836
Professional services	5,860	5,099	11,127	10,488
Software-enabled services	61,543	52,628	119,263	101,805

Total revenues	91,803	81,618	180,810	159,792

Cost of revenues:
Software licenses	1,700	1,908	3,375	3,836
Maintenance	8,801	8,084	17,467	16,081
Professional services	3,981	3,260	7,551	6,618
Software-enabled services	31,155	27,688	61,739	53,567

Total cost of revenues	45,637	40,940	90,132	80,102

Gross profit	46,166	40,678	90,678	79,690

Operating expenses:
Selling and marketing	7,018	6,483	13,908	12,635
Research and development	9,053	7,860	17,025	15,619
General and administrative	7,200	6,546	13,743	12,226

Total operating expenses	23,271	20,889	44,676	40,480

Operating income	22,895	19,789	46,002	39,210

Interest expense, net	(3,474)	(8,058)	(8,601)	(17,075)
Other income (expense), net	119	115	(168)	—
Loss on extinguishment of debt	—	(5,480)	(2,881)	(5,480)

Income before income taxes	19,540	6,366	34,352	16,655
Provision for income taxes	6,512	2,004	11,490	3,272

Net income	$13,028	$4,362	$22,862	$13,383

Basic earnings per share	$0.17	$0.06	$0.30	$0.20

Basic weighted average number of common shares outstanding	76,724	70,960	75,556	65,900

Diluted earnings per share	$0.16	$0.06	$0.29	$0.19

Diluted weighted average number of common and common equivalent shares outstanding	80,800	74,538	79,756	69,424

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$82,642	$84,843
Accounts receivable, net	44,728	45,531
Prepaid income taxes	8,522	2,242
Deferred income taxes	1,268	1,142
Prepaid expenses and other current assets	6,622	5,932

Total current assets	143,782	139,690

Property and equipment, net	13,964	13,570

Deferred income taxes	660	686
Goodwill	945,079	926,668
Intangible and other assets, net	182,750	195,112

Total assets	$1,286,235	$1,275,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,471	$1,702
Accounts payable	4,201	3,790
Accrued employee compensation and benefits	9,010	16,854
Other accrued expenses	11,973	11,052
Interest payable	652	1,305
Deferred maintenance and other revenue	48,992	41,671

Total current liabilities	76,299	76,374

Long-term debt, net of current portion	202,281	289,092
Other long-term liabilities	13,687	12,343
Deferred income taxes	35,324	40,734

Total liabilities	327,591	418,543

Total stockholders’ equity	958,644	857,183

Total liabilities and stockholders’ equity	$1,286,235	$1,275,726

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,	June 30,
	2011	2010
Cash flow from operating activities:
Net income	$22,862	$13,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,990	20,297
Stock-based compensation expense	5,435	5,232
Amortization of loan origination costs	1,808	2,403
Gain on sale or disposition of property and equipment	—	(2)
Deferred income taxes	(5,904)	(6,090)
Provision for doubtful accounts	649	454
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	1,306	(2,423)
Prepaid expenses and other assets	(296)	818
Accounts payable	243	(857)
Accrued expenses and other liabilities	(9,236)	(10,914)
Income taxes receivable and payable	(3,457)	(3,838)
Deferred maintenance and other revenues	6,654	4,971

Net cash provided by operating activities	41,054	23,434

Cash flow from investing activities:
Additions to property and equipment	(3,102)	(2,238)
Proceeds from sale of property and equipment	—	52
Cash paid for business acquisitions, net of cash acquired	(14,798)	(11,372)
Additions to capitalized software and other intangibles	(1,075)	(99)

Net cash used in investing activities	(18,975)	(13,657)

Cash flow from financing activities:
Repayment of debt	(87,833)	(81,597)
Proceeds from common stock issuance, net	51,971	134,611
Proceeds from exercise of stock options	6,190	5,396
Purchase of common stock for treasury	—	(1,169)
Income tax benefit related to exercise of stock options	4,884	3,583

Net cash (used in) provided by financing activities	(24,788)	60,824

Effect of exchange rate changes on cash and cash equivalents	508	(770)

Net (decrease) increase in cash and cash equivalents	(2,201)	69,831
Cash and cash equivalents, beginning of period	84,843	19,055

Cash and cash equivalents, end of period	$82,642	$88,886

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Information
Note 1. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2011	2010	2011	2010
Revenue	$91,803	$81,618	$180,810	$159,792
Purchase accounting adjustments to deferred revenue	7	62	14	142

Adjusted revenue	$91,810	$81,680	$180,824	$159,934

Note 2. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2011	2010	2011	2010
Operating income	$22,895	$19,789	$46,002	$39,210
Amortization of intangible assets	9,161	8,734	18,113	17,408
Stock-based compensation	3,638	3,882	5,435	5,232
Capital-based taxes	2	228	154	454
Unusual or non-recurring charges	242	(153)	490	83
Purchase accounting adjustments	(102)	(60)	(204)	(37)
Other	—	(45)	(30)	161

Adjusted operating income	$35,836	$32,375	$69,960	$62,511

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as alternatives to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

					Twelve Months
	Three Months Ended		Six Months Ended		Ended
	June 30,		June 30,		June 30,
(in thousands)	2011	2010	2011	2010	2011
Net income	$13,028	$4,362	$22,862	$13,383	$41,892
Interest expense, net	3,474	13,538	11,482	22,555	24,819
Taxes	6,512	2,004	11,490	3,272	20,252
Depreciation and amortization	10,612	10,184	20,990	20,297	41,421

EBITDA	33,626	30,088	66,824	59,507	128,384
Stock-based compensation	3,638	3,882	5,435	5,232	13,457
Capital-based taxes	2	228	154	454	791
Acquired EBITDA and cost savings	—	—	443	192	2,856
Unusual or non-recurring charges	123	(267)	659	84	250
Purchase accounting adjustments	(102)	(60)	(204)	(37)	(405)
Other	116	(45)	86	161	(36)

Consolidated EBITDA	37,403	33,826	73,397	65,593	145,297
Less: acquired EBITDA	—	—	(443)	(192)	(2,856)

Adjusted Consolidated EBITDA	$37,403	$33,826	$72,954	$65,401	$142,441

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2011	2010	2011	2010
GAAP — Net income	$13,028	$4,362	$22,862	$13,383
Plus: Amortization of intangible assets	9,161	8,734	18,113	17,408
Plus: Amortization of deferred financing costs	416	554	886	1,138
Plus: Stock-based compensation	3,638	3,882	5,435	5,232
Plus: Capital-based taxes	2	228	154	454
Plus: Unusual and non-recurring items	123	(267)	659	84
Plus: Loss on extinguishment of debt	—	5,480	2,881	5,480
Plus: Purchase accounting adjustments	(102)	(60)	(204)	(37)
Plus: Other	—	(45)	(30)	161
Income tax effect (1)	(4,960)	(6,701)	(10,296)	(13,029)

Adjusted net income	$21,306	$16,167	$40,460	$30,274

Adjusted diluted earnings per share	$0.26	$0.22	$0.51	$0.44

GAAP diluted earnings per share	$0.16	$0.06	$0.29	$0.19

Diluted weighted-average shares outstanding	80,800	74,538	79,756	69,424

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.